UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2020

Baudax Bio, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39101	47-4639500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	BXRX	Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act:

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On May 29, 2020 (the “Closing Date”), Baudax Bio, Inc. (the “Company”) entered into a $50 million Credit Agreement (the “Credit Agreement”) by and among the Company, Wilmington Trust, National Association, in its capacity as the agent (“Agent”), and MAM Eagle Lender, LLC, as the lender (together with any other lenders under the Credit Agreement from time to time, collectively, the “Lenders”). The Credit Agreement provides for a term loan in the original principal amount of $10 million (the “Tranche One Loans”) funded on the Closing Date. Pursuant to the terms of the Credit Agreement, there are four additional tranches of term loans, in an aggregate original principal amount of $40 million (the “Tranche Two Loans” , “Tranche Three Loans”, “Tranche Four Loans” and the “Tranche Five Loans”, and collectively with the Tranche One Loans, the “Term Loans” and each a “Term Loan”).

The Tranche Two Loans in an amount not to exceed $5 million may be drawn upon on or before August 29, 2021 provided that the Company generates at least $5 million in net revenue in the three consecutive calendar months immediately preceding the date such Tranche Two Loans are funded. The Tranche Two Loans may also be drawn on a subsequent date with the satisfaction of the conditions for the Tranche Three Loans, Tranche Four Loans, or Tranche Five Loans, as applicable, provided that the Tranche Two Loans may not be drawn more than once. The Tranche Three Loans in an amount not to exceed $5 million may be drawn upon on or before November 29, 2021 provided that the Company generates at least $10 million in net revenue in the three consecutive calendar months immediately preceding such date such Tranche Three Loans are funded. The Tranche Three Loans may also be drawn on a subsequent date with the satisfaction of the conditions for the Tranche Four Loans or Tranche Five Loans, as applicable, provided that the Tranche Three Loans may not be drawn more than once. The Tranche Four Loans in an amount not to exceed $10 million may be drawn upon, subject to the consent of the Lenders, on or before August 29, 2022 provided that the Company generates at least $20 million in net revenue in the three consecutive calendar months immediately preceding the date such Tranche Four Loans are funded. The Tranche Four Loans may also be drawn on a subsequent date with the satisfaction of the conditions for the Tranche Five Loans provided that the Tranche Four Loans may not be drawn more than once. The Tranche Five Loans in an amount not to exceed $20 million may be drawn upon, subject to the consent of the Lenders, on or before March 1, 2023 provided that the Company generates at least $100 million in net revenue in the twelve consecutive calendar months immediately preceding the date such Tranche Five Loans are funded.

The Term Loans will bear interest at a per annum rate equal to 13.5%, with monthly, interest-only payments until the date that is three years prior to the Maturity Date (as defined below) (the “Amortization Date”). The maturity date of the Credit Agreement is May 29, 2025, the five-year anniversary of the Closing Date, but may be extended to May 29, 2026 provided that the EBITDA (as defined in the Credit Agreement) for the consecutive twelve month period ending on or immediately prior to May 29, 2022 is greater than $10 million (such date, “Maturity Date”). On the Amortization Date, the Company will pay amortization payments (in addition to the interest stated above) each month in equal month installments of principal based on an amortization schedule of thirty-six months. Any unpaid principal amount of the Term Loans is due and payable on the Maturity Date.

Subject to certain exceptions, the Company is required to make mandatory prepayments of the Term Loans, with the proceeds of asset sales, extraordinary receipts, debt issuances and specified other events. The Company may make voluntary prepayments in whole or in part, subject to a prepayment premium equal to (i) with respect to any prepayment paid on or prior to the third anniversary of the Tranche One Loan (or, in the case of each of the Tranche Two Loans, Tranche Three Loans, Tranche Four Loans or Tranche Five Loans, the third anniversary of the date each such loan is funded), the remaining scheduled payments of interest that would have accrued on the Term Loans being prepaid, repaid or accelerated, but that remained unpaid, in no event to be less than 5.0% of the principal amount of the Term Loan being prepaid, and (ii) with respect to any prepayment paid after the third but prior to the fourth anniversary of the Tranche One Loan (or, in the case of each of the Tranche Two Loans, Tranche Three Loans, Tranche Four Loans or Tranche Five Loans, the fourth anniversary of the date each such loan is funded), 3.0% of the principal amount of the Term Loan being prepaid. In addition, an exit fee will be due and payable upon prepayment or repayment of the Term Loans (including, without limitation, on the Maturity Date) equal to the lesser of 2.5% of the sum of the aggregate principal amount of the Term Loans advanced or approved to be advanced by the Lenders and $0.7 million; provided that such exit fee will be equal to $0.7 million if fee is paid in conjunction with a change of control that occurs in connection with the payoff or within 6 months thereof.

The Company will use proceeds from the Term Loans (i) to support the commercial launch of ANJESO™ (meloxicam) injection, (ii) for research and development costs, and (iii) for general corporate purposes.

The Credit Agreement also contains representations and warranties and affirmative and negative covenants customary for financings of this type as well as customary events of default. Certain of the customary negative covenants limit the ability of the Company and certain of its subsidiaries, among other things, to incur future debt, grant liens, make investments, make acquisitions, make certain restricted payments and sell assets, subject to certain exceptions. In addition, the Credit Agreement requires the Company to comply with a minimum liquidity covenant of $5 million at all times (subject to adjustment based on the principal amount drawn and EBITDA). The representations, warranties and covenants contained in the Credit Agreement were made solely for the benefit of the parties to the Credit Agreement. In addition, such representations, warranties and covenants (i) are intended not as statements of fact, but rather as a way of allocating the risk between the parties to the Credit Agreement, (ii) have been qualified by reference to confidential disclosures made by the parties in connection with the Credit Agreement and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the Credit Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Security Agreements

On the Closing Date, pursuant to the related security agreement between the Company, each of its subsidiary guarantors and the Agent, dated as of May 29, 2020 (the “Security Agreement”) and the related intellectual property security agreement between the Company, each of its subsidiary guaranties and the Agent, dated as of May 29, 2020 (the “IP Security Agreement”), the Company and each of its subsidiary guarantors granted the Agent, for its benefit and the benefit of the Lenders, a security interest in substantially all of their assets to secure their obligations to the Agent under the Credit Agreement.

Pledge Agreement

On the Closing Date, pursuant to the related pledge agreement between the Company, each of its subsidiary guarantors and the Agent, dated as of May 29, 2020 (the “Pledge Agreement”) the Company and each of its subsidiary guarantors agreed to pledge to the Agent, for its benefit and the benefit of the Lenders, all of their capital stock, shares and other equity interests and securities to secure their obligations to the Agent under the Credit Agreement.

Warrants

On the Closing Date, the Company issued warrants to the Lender to purchase an aggregate of 527,100 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at an exercise price equal to $4.59 per share (the “Warrants”).

The Warrants are exercisable until the seventh anniversary of the Closing Date. The holder of each Warrant has the right to net exercise the Warrant for shares of Common Stock upon exercise. The Company also granted registration rights to holders of the Warrants to register the Common Stock subject to such Warrants (the “Warrant Shares”) under the Securities Act of 1933, as amended (the “Securities Act”) in the event the Company files a registration statement with the U.S. Securities and Exchange Commission under the Securities Act covering its equity securities, subject to the terms and conditions included in the Warrant.

The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D, Rule 506 thereunder, for the issuance of the Warrants and the Warrant Shares. As part of executing the Credit Agreement and receiving the Warrants and the Warrant Shares, each of lenders under the credit agreement represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities purchased by it will be acquired solely for its own account for investment and not with a view to or for sale or distribution of the Warrants or the Warrant Shares or any part thereof.

The foregoing descriptions of the Credit Agreement, the Security Agreement, the IP Security Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Common Stock Purchase Warrant, the Credit Agreement, the Security Agreement and the IP Security Agreement, which are filed herewith as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 and Exhibit 10.1 of this report are incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities

The information set forth in Item 1.01 above regarding the Warrants is incorporated by this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

4.1	Common Stock Purchase Warrant, dated May 29, 2020, in favor of MAM Eagle Lender, LLC.

10.1*	Credit Agreement, dated as of May 29, 2020, among the Company, the lenders party thereto and Wilmington Trust, National Association.

10.2	Security Agreement, dated as of May 29, 2020, by and among the Company, Baudax Bio N.A. LLC, Baudax Bio Limited and Wilmington Trust, National Association.

10.3	Intellectual Property Security Agreement, dated as of May 29, 2020, by and among the Company, Baudax Bio N.A. LLC, Baudax Bio Limited and Wilmington Trust, National Association.

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Baudax Bio, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	Chief Executive Officer

Date: June 2, 2020